Exhibit 99.1

RED CAT HOLDINGS, Inc.
Condensed Consolidated Balance Sheets
( Unaudited )

December 31,
2020
ASSETS
Current Assets
Cash	$485,905
Accounts Receivable, net	173,396
Inventory	889,275
Other	635,281
Total Current Assets	2,183,857

Goodwill	9,449,333
Intangible Assets, net	637,000
Other	3,853

TOTAL ASSETS	$12,274,043

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$1,133,622
Accrued Expenses	89,134
Notes Payable	1,965,043
Due to Related Party	331,523
Other	563,100
Derivative Liability	2,291,584
Total Current Liabilities	6,374,006

Convertible Debentures	56,888
Commitments and contingencies

Stockholders' Equity
Series A Preferred Stock	2,087
Series B Preferred Stock	36,816
Common Stock	25,949
Additional Paid-in Capital	11,098,572
Accumulated Deficit	(5,320,275)
Total Stockholders' Equity	5,843,149
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,274,043